                                                                   Exhibit 21.1

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

                              SUBSIDIARIES OF VIATEL, INC.
                              ----------------------------

                                                       Jurisdiction of
                                                       Incorporation
                                                       Or Organization/
Name of Subsidiary                                     Foreign Qualifications
------------------                                     ----------------------

Viatel, Inc.                                           DE (Foreign
                                                       qualifications in
                                                       CT, NE, NJ)
Viatel Acquisition Corp.                               Delaware
Viatel Argentina Holdings, Inc.                        Delaware
Viatel Argentina Management, Inc.                      Delaware
Viatel Brazil Holdings, Inc.                           Delaware
Viatel Brazil Management, Inc.                         Delaware
Viatel Circe Cable System, Limited                     Delaware
Viatel Colombia Holdings, Inc.                         Delaware
Viatel Colombia Management, Inc.                       Delaware
Viatel Development Company                             Delaware
Viatel Finance Company L.L.C.                          Delaware
Viatel Finland, Inc.                                   Delaware
Viatel Global Communications, Ltd.                     Delaware
Viatel Nebraska, Inc.                                  Delaware
Viatel New Jersey, Inc.                                DE, NJ
Viatel Sales U.S.A., Inc.                              DE, IN, CA, IL, CO
Viatel Sweden, Inc.                                    Delaware
Viatel Maryland, Inc.                                  Maryland
Viatel Virginia, Inc.                                  Virginia
YYC Communications, Inc.                               DE, NY
Viaphone NV/SA                                         Belgium
Viatel Belgium NV/SA                                   Belgium
Viacol Ltda.                                           Colombia
Viatel Circe Assets Limited                            UK
Viatel Austria, Ltd.                                   UK
Viatel Network Managed Services Limited                UK
Viatel (I) Limited                                     UK
Viatel Belgium Limited                                 UK
Viatel Spain Limited                                   UK
Viatel U.K. Limited                                    UK
Viatel UK Holding Ltd. (formerly Viatel Staines Ltd
 and Viatel Circe Assets Ltd.)                         UK

Viatel Operations, S.A.                                France
Viatel S.A.                                            France
VPN S.A.R.L.                                           France
Viatel Communications GmbH                             Germany
 (formerly Viaphone GmbH)
Viatel GmbH                                            Germany
Vicame Infrastructure Development GmbH                 Germany
Viatel German Asset GmbH                               Germany
Viatel Global Communications S.p.A. (formerly          Italy
 Viaphone S.R.L.).
Viatel S.R.L.                                          Italy
Strijk B.V.                                            Netherlands
Viafoperations Communications B.V.                     Netherlands
Viatel Global Communications B.V.                      Netherlands
Viafon Dat Iberica, S.A.                               Spain
Viatel Global Communications Espana S.A.               Spain
Viaphone AG                                            Switzerland
Viatel AG                                              Switzerland
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                                                      S-1


                                                       Jurisdiction of
                                                       Incorporation
                                                       Or Organization/
Name of Subsidiary                                     Foreign Qualifications
------------------                                     ----------------------

Amber Hold, Ltd.                                       United Kingdom

America First Ltd.                                     United Kingdom

Call BvBa                                              Belgium
Call the World                                         Ireland
destia.com, Inc.                                       Delaware
Destia Communications BV                               The Netherlands
Destia Communications, Ltd.                            Ireland
Destia Communications, Ltd.                            United Kingdom
Destia Communications SA                               France
Destia Communications Holdings, Ltd.                   United Kingdom
Destia Communications Services, Inc.                   Delaware
Destia Communications Services, Ltd.                   Ireland
Destia Network Services Ltd.                           United Kingdom
Econophone AG                                          Switzerland
Econophone GmbH                                        Austria
Econophone GmbH                                        Germany

Econophone, Ltd.                                       United Kingdom

Econophone NV                                          Belgium
Econophone Services GmbH                               Switzerland
Econophone (Hellas), SA                                Greece
Microdoor                                              United Kingdom
Off the Mall Advertising Inc.                          Delaware
Phonecentre GmbH                                       Switzerland
Telco Global Communications Ltd.                       United Kingdom
Teleriffic Global Communications GmbH                  Germany
Voicenet Corporation                                   New York
WaveTech, Ltd.                                         United Kingdom
WaveTech Network Services Ltd.                         United Kingdom
3461386 Canada, Inc.                                   Canada





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